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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except for Notes 11 and 19 for which the date is March 30, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of InsWeb Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
May 14, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS